Exhibit 10.16

TWI HOLDINGS, INC.

TEMPUR WORLD, INC.

1713 Jaggie Fox Way

Lexington, KY 40511

October 20, 2003

Mikael Magnusson

The Old Manor

Upper Lambourn

Nr Hungerford

Berks RG17 8RG

United Kingdom

Dag Landvik

c/o Fagerdala World Foams AB

Odelbergs Vag 19

S-134 82 Gustavsberg, Sweden

Re:    Agreement and Plan of Merger/Additional Payment

Gentlemen:

We refer to the Agreement and Plan of Merger dated as of October 4, 2002 (the “Merger Agreement”) among TWI Holdings, Inc. (“TWI”), Tempur World, Inc. (“Tempur”), TWI Acquisition Corp. and certain former stockholders of Tempur. Capitalized terms used in this letter agreement without definition shall have the respective meanings set forth for such terms in the Merger Agreement. Pursuant to Section 10.12 of the Merger Agreement, each of you were appointed as a Payee Representative with full power to act on behalf of the Payees in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the Merger Agreement.

On or about August 19, 2003, Tempur prepaid the full maximum amount of the Additional Payment under the Merger Agreement and the full maximum amount of the Special Additional Payment (as defined in the Contribution Agreement) under the Contribution Agreement. Former stockholders of Tempur who participated in the Merger received the Additional Payment of $4.814 for each Common Share or Preferred Share of Tempur that was converted into the right to receive the merger consideration under the Merger Agreement. In addition, former stockholders of Tempur who elected to contribute or “rollover” Common Shares of Tempur to TWI pursuant to the Contribution Agreement received the Special Additional Payment of $4.814 for each Common Share of Tempur contributed to TWI.

The aggregate amount of the Additional Payments and Special Additional Payments paid by Tempur was $39,434,039.53, which corresponds to the total of the maximum amount of the Additional Payments under the Merger Agreement and the maximum amount of the Special Additional Payments under the Contribution Agreement. This amount is less than the $40,000,000 amount specified in the numerator of the formula for the Additional Payment in the Merger Agreement because (i) the denominator in such formula consists of “Adjusted Diluted Shares”, (ii) the definition of “Adjusted Diluted Shares” includes the number of Common Shares subject to being issued pursuant to the Management Options outstanding immediately prior to the Effective Time and (iii) holders of such Management Options (which were terminated effective upon the Effective Time) were not entitled to participate in the payment of the Additional Payment or the Special Additional Payment.

As Payee Representatives, you have recently questioned the aggregate amount of the Additional Payment and the Special Additional Payment, which has led to discussions between you and representatives of Tempur that have now been resolved as set forth in this letter agreement. Accordingly, effective upon execution of this letter agreement by each of the parties specified on the signature lines below, and in consideration of the parties’ mutual promises and covenants set forth herein, the undersigned parties hereby agree as follows:

1.    Payment of Additional Amounts by Tempur.  Tempur shall pay the amount of $565,960.47 (representing the difference between $40,000,000 and $39,434,039.53) as follows: $155,331.72 to Fagerdala Holding BV; $2,687.14 to Fagerdala Industri A.B.; $19,675.60 to Chesterfield Properties Ltd.; $31,597.55 to Viking Investments S.a.r.l.; $136,596.43 to Bob Trussell; $60,709.53 to Tom Bryant; $83,475.59 to David Fogg; and $75,886.91 to Jeff Heath.

2.    Release by Payee Parties.  Each of you, in your capacities as Payee Representatives, on behalf of the Payees, and each of Fagerdala Holding, B.V., Fagerdela Industri A.B., Chesterfield Properties Limited and Viking Investments S.a.r.l., for itself and on behalf of their respective directors, officers, employees, consultants, agents, representatives and stockholders, as applicable, and the successors and assigns of each of the foregoing (all of the foregoing being collectively referred to as the “Payee Parties”), hereby releases and forever discharges TWI, Tempur and their respective directors, officers, employees, consultants, agents, representatives and stockholders, as applicable, and the successors and assigns of each of the foregoing, of and from any and all claims, actions, causes of action, demands, obligations, liabilities, losses, damages, costs or expenses (including, without limitation, fees and disbursements of counsel and any interest accrued and owing with respect to any of the foregoing), whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, in law or in equity, which any of the Payee Parties may have had in the past, now have or hereafter may have arising directly or indirectly out of or in any way related to (a) the payment of the Additional Payment or the Special Additional Payment, (b) the Merger Agreement (other than Section 6.06 thereof and Articles X and XI thereof and other than the Escrow Agreement) or (c) the Contribution Agreement; provided, however, that the foregoing release shall not apply with respect to any claims, actions or causes of action of the Payee Parties to enforce the terms of this letter agreement. Each of Payee Parties further agrees not to file any lawsuit or initiate any arbitration proceeding with respect to any of the claims which are the subject of the foregoing release.

3.    Certain Continuing Obligations.  The release set forth in Section 2 above shall apply only to the claims expressly released thereby, and not to any other claims of any of the Payee Parties now existing or arising from time to time hereafter. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the release set forth in Section 2 above shall have no effect on the obligations of TWI, Tempur and the Escrow Agent under the Escrow Agreement, and that all such obligations shall continue in full force and effect from and after the date hereof.

4.    Representations and Warranties.  Each of the undersigned hereby represents and warrants that (a) he or it is duly authorized to enter into and execute this letter agreement and (b) he or it has had the benefit of the advice of legal counsel in connection with the execution of this letter agreement.

5.    No Admission of Liability.  Each of the undersigned understands and agrees that this letter agreement is a compromise of disputed claims and that the terms set forth herein are not to be construed as an admission of liability on the part of any party hereto.

6.    Governing Law.  The parties agree that this letter agreement and release shall be governed by, construed and enforced in accordance with, and subject to, the internal laws (and not the choice-of-law rules) of the State of Delaware.

7.    Successors and Assigns.  This letter agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.    Counterparts.  This letter agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.

Please sign below to indicate your agreement to and acceptance of the foregoing terms, and return a fully executed original of this letter agreement to Tempur at its address first stated above, attention Robert B. Trussell, Jr., President, by 5:00 p.m. New York time on November 12, 2003. The terms of this letter agreement shall only become effective upon execution by each of the parties specified on the signature lines below and delivery thereof to Tempur in accordance with the preceding sentence.

Yours sincerely,

TWI HOLDINGS, INC.		TEMPUR WORLD, INC.

By:	/S/ R.B. TRUSSELL JR.	By:	/S/ R.B. TRUSSELL, JR.

Title: CEO		Title: CEO

Accepted and Agreed to as of this day of October, 2003:

/S/ DAG LANDVIK		/S/ MIKAEL MAGNUSSON

Dag Landvik, as Payee Representative		Mikael Magnusson, as Payee Representative

FAGERDALA HOLDINGS B.V.		FAGERDALA INDUSTRI A.B.

By:	/S/ JAN VAN EDEREN	By:	/S/ DAG LANDVIK

Title: /s/ Jan Van Ederen on behalf of Acht Beheer en Aderen BV, director		Title: Director

CHESTERFIELD PROPERTIES LIMITED		VIKING INVESTMENTS S.A.R.L.

By:	/S/ MARTIN TUPPER	By:	/S/ COLM SMITH

Title: Director		Title: Director

Rathbone Secretaries Jersey Limited

/S/    R.J. CLAREY

        Duly Authorized